As filed with the Securities and Exchange Commission on July 11, 2011

Registration No. 333-174602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-effective Amendment No. 2

to

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIMORIS SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-4743916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue

Suite 1500

Dallas, Texas 75201

(214) 740-5600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Peter J. Moerbeek

Executive Vice President, Chief Financial Officer

Primoris Services Corporation

2100 McKinney Avenue

Suite 1500

Dallas, Texas 75201

(214) 740-5600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey P. Berg, Esq.

Baker & Hostetler LLP

12100 Wilshire Boulevard

15th Floor

Los Angeles, CA 90025

(310) 820-8800

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated July 11, 2011

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

8,820,784

Shares of Common Stock

Offered by the Selling Stockholders

The selling stockholders, as described in this prospectus, may offer and sell up to a total of 8,820,784 shares of our common stock.  We will not receive any proceeds from the sale of shares by the selling stockholders.  Certain of the selling stockholders may be our affiliates.

We will provide the specific terms of these offerings in one or more supplements to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PRIM.”  The last reported sale price of our common stock on July 8, 2011 was $14.06 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Select Market or any securities market or other exchange of the common stock covered by the applicable prospectus supplement.

Investing in our common stock involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The common stock may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers on any stock exchange, market or trading facility on which the shares are traded, at market prices or privately negotiated prices.  The names of any underwriters, dealers, or agents involved in the sale of our common stock, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement.  For a more complete description of the plan of distribution of the common stock, see the section entitled “Plan of Distribution” beginning on page 14 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process or continuous offering process, which allows the selling stockholders to offer and sell shares of our common stock in one or more offerings, from time to time at prices and on other terms to be determined at the time of the offering.  Using this prospectus, the selling stockholders may offer to sell up 8,820,784 shares of our common stock.

This prospectus provides you with a general description of the common stock the selling stockholders may offer.  Each time the selling stockholders offer to sell common stock pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  That prospectus supplement may include additional risk factors about us and the terms of that particular offering.  Prospectus supplements may also add to, update or change the information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement.  In addition, as we describe in the section entitled “Incorporation of Certain Information by Reference,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries.  Before you decide whether to invest in the shares of our common stock, you should read this prospectus, any applicable prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement that we may authorize to be provided to you.  We have not authorized any other person to provide you with different or additional information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement that we may authorize to be provided to you.  You must not rely on any unauthorized information or representation.  This prospectus or any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security.  Our business, financial condition, results of operations and prospectus may have changed since those dates.

This prospectus may contain and incorporate by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties.  This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies.  All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.  These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Forward-looking statements include statements about:

•                  our business strategy and our expectations with respect to the implementation of our business strategy;

•                  our expectations with respect to our engineering and construction services; and

•                  our estimates regarding our capital requirements and our need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” or “certain” or the negative of these terms and similar expressions intended to identify forward-looking statements.  Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.  Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors.  We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.  Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should carefully read this prospectus and any prospectus supplement, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect.  We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ABOUT PRIMORIS SERVICES CORPORATION

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Primoris,” the “Company,” “we,” “our” or similar references mean Primoris Services Corporation.

Overview

Primoris Services Corporation is a holding company of various subsidiaries, which form one of the larger specialty contractors and infrastructure companies in the United States.  Serving diverse end-markets, we provide a wide range of construction, fabrication, maintenance, replacement, water and wastewater and product engineering services to major public utilities, petrochemical companies, energy companies, municipalities, state departments of transportation and other customers.  Primoris or its predecessor companies have been in business since 1946, and the Company was incorporated in Delaware in 2006.  Since our inception, we have actively pursued a diversification and expansion strategy.  For most of our history, substantial portions of our activities were performed in the western United States, primarily in California.  With our acquisitions of James Construction Group, L.L.C., or JCG, in December 2009 and Rockford Holdings Corporation, or Rockford, in November 2010, we have doubled in size and our national footprint now extends from Florida, along the Gulf Coast, through California, into the Pacific Northwest and Canada.

We install, replace, repair and rehabilitate natural gas, refined product, water and wastewater pipeline systems, large diameter gas and liquid pipeline facilities, heavy civil projects, earthwork and site development and also construct mechanical facilities and other structures, including power plants, petrochemical facilities, refineries and parking structures.  In addition, we provide maintenance services, including inspection, overhaul and emergency repair services, to cogeneration plants, refineries and similar mechanical facilities.  Through our subsidiary Onquest, Inc., we provide engineering and design services for fired heaters and furnaces primarily used in refinery applications.  Through our subsidiary Cardinal Contractors, Inc., we construct water and wastewater facilities in the southeast United States.

On December 18, 2009, we acquired JCG.  JCG is one of the largest general contractors based in the Gulf Coast states, and is engaged in highway, industrial and environmental construction, primarily in Louisiana, Texas and Florida.  JCG is the successor company to T. L. James and Company, Inc., a well-known Louisiana company that has been in business for over 80 years.  Headquartered in Baton Rouge, Louisiana, JCG serves government and private clients in a broad geographical region that includes the entire Gulf Coast region of the United States.  JCG’s heavy civil division provides services in heavy civil construction projects, including highway and bridge construction, concrete paving, levee construction, airport runway and taxiway construction and marine facility construction.  JCG’s infrastructure and maintenance division provides large earthwork and site development, landfill construction, site remediation and mining support services.  JCG’s industrial division, with a client base comprised primarily of private industrial companies, provides all phases of civil and structural construction, mechanical equipment erection, process pipe installation and boiler, furnace and heater installation and repair.

On November 12, 2010, we completed the acquisition of Rockford.  Based in Hillsboro (Portland), Oregon, Rockford specializes in large diameter natural gas and liquid pipeline projects and related facilities construction.  Rockford’s business adds to our major underground project bidding and performance capabilities.  Rockford also adds to our California underground capacity and provides a northwest United States location to expand our geographic presence.

On October 3, 2009, we acquired certain assets and assumed certain liabilities of Cravens Partners, Ltd., or Cravens, a Houston, Texas based provider of civil and utility infrastructure services.  As of January 1, 2011, we merged Cravens into JCG.

Our principal offices are located at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.  Our telephone number is (214) 740-5600.  Our Internet address is www.primoriscorp.com. We do not incorporate the information on our website into this prospectus (other than documents we file with the SEC), and you should not consider it part of this prospectus.  For further information regarding us and our financial information, you should refer to our recent filings with the SEC.  See “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully review the risks and uncertainties contained in the applicable prospectus supplement and in the other documents that are incorporated by reference into this prospectus before deciding whether to purchase any of the shares of common stock being registered pursuant to the registration statement of which this prospectus is a part.  Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK THAT MAY BE OFFERED

The selling stockholders may, from time to time, sell our common stock in one or more offerings, up to a total of 8,820,784 shares of our common stock.  This prospectus provides you with a general description of our common stock.  See “Description of Capital Stock.”  Each time we offer our common stock, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering, including, to the extent applicable:

•      offering price; and

•      important federal income tax considerations.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 90,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.  As of July 8, 2011, there were 51,044,307 shares of our common stock outstanding and no shares of preferred stock outstanding.

The description below of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and bylaws.  These documents are filed as exhibits to the registration statement of which this prospectus is a part.  For information on how to obtain copies of our certificate of incorporation and bylaws, see the section entitled “Where You Can Find Additional Information” in this prospectus.

Common Stock

Voting Rights.  Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.  Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting rights.  Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends.  Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation.  In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences.  Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Fully Paid and Nonassessable.  All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, if any, will be, fully paid and nonassessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series.

The General Corporation Law of the State of Delaware, or the DGCL, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be.  This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting, exchange or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.  Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Registration Rights

The holders of 1,125,000 shares of our common stock purchased by certain of our initial stockholders and affiliates, are entitled to certain registration rights pursuant to a registration rights agreement.  The holders of the majority of these securities are entitled to make up to two demands that we register such securities.  We previously have filed a registration statement with respect to the resale of such securities.  The holders of the majority of the initial shares can elect to exercise these registration rights at any time.  In addition, the holders have certain piggy-back registration rights.  We will bear the expenses incurred in connection with the filing of any such registration statements.

The holders of an aggregate of 11,554,430 shares of our common stock acquired by the former owners of JCG, Rockford and Cravens Partners, Ltd. (and related entities), are entitled to certain piggyback registration rights pursuant to the acquisition agreements in those transactions. Of those shares, 258,779 shares are held in escrow and subject to restriction on resale.  We will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

Classified Board.  Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms.  Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Cumulative Voting.  The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise.  Our certificate of incorporation does not provide for cumulative voting.

Board Vacancies Filled Only by Majority of Directors Then in Office.  Vacancies and newly created seats on our board may be filled only by our board of directors.  Further, only our board of directors may determine the number of directors on our board.  The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.  Our bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be either (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the DGCL.  Our bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting.  If the date of the subsequent year’s annual meeting of stockholders is changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder for the subsequent year’s annual meeting must be delivered to our Secretary within a “reasonable time” prior to our mailing of the proxy materials for the subsequent year’s annual meeting of stockholders.  If a stockholder proposes to nominate for election or reelection a director, the stockholder’s notice must include all information relating to such director nominee that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or otherwise required, in each case, pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act.

Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed.  Any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Undesignated Preferred Stock.  As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

These provisions of Delaware law, our certificate of incorporation and our bylaws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management.  These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal.  The provisions also are intended to discourage certain tactics that may be used in proxy fights.  However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•                  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability and Indemnification

Our certificate of incorporation contains provisions that limit the personal liability of each of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.  The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation further provides that we may indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company to the fullest extent permitted by the DGCL.  Our bylaws provide that we must indemnify any director or officer of the corporation, and may indemnify any other person, who (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our bylaws provide a right of indemnification that includes the right to have paid by us the expenses, including attorneys’ fees, incurred by any of our officers or directors in defending any such proceeding in advance of its final disposition.  If Delaware law so requires, however, the advancement of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) will only be made upon the delivery to us of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses by us.

We have entered into indemnity agreements with our directors and certain of our executive officers for the indemnification and advancement of expenses to these persons.  We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.  We also intend to enter into these agreements with our future directors and certain of our executive officers.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any director, executive officer, employee or agent where indemnification will be required or permitted.  We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.  Its address is 17 Battery Place, New York, New York 10004.  Its phone number is (212) 509-4000.

NASDAQ Global Select Market Listing

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PRIM.”

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.  Certain of the selling stockholders may be our affiliates.  The common stock to be sold by selling stockholders was acquired:

•                           by certain of the selling stockholders in connection with the acquisitions of JCG and Rockford;

•                           by certain of the selling stockholders in connection with the acquisition of the assets of Cravens Partners Ltd. and certain related entities;

•                           by certain of the selling stockholders who were our initial stockholders (and their affiliates) who had purchased shares of our common stock prior to our July 2008 merger with Primoris Corporation; and

•                           by certain of the selling stockholders who are former stockholders of Primoris Corporation, who had acquired their shares in connection with the July 2008 merger.

The selling stockholders may resell from time to time up to 8,820,784 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act).

The following table, based upon information currently known by us, sets forth as of July 8, 2011: (i) the number of shares of common stock beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares of common stock that may be offered under this prospectus by the selling stockholders.  Unless otherwise indicated, beneficial ownership is calculated based on 51,044,307 shares of our common stock outstanding as of July 8, 2011.

We do not know when or in what amounts the selling stockholders may offer shares for sale.  The selling stockholders may not sell any or all of the shares offered by this prospectus.  Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of common stock owned by the selling stockholders and covered by this prospectus will be held by the selling stockholders.  Except as noted in the table below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Shares of Common Stock Beneficially Owned Before Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering
Name of Selling Security Holder	Number	Percent		Number	Percent

Dominic Iafrate (1)	952,191	1.87%	923,638	28,553	*
Angelo E. Iafrate (1)	952,191	1.87%	923,638	28,553	*
Trust for Stephen M. Iafrate U/A/D Nov. 7, 1995 (1)(6)	793,471	1.55%	769,677	23,794	*
Trust for Dominic A. Iafrate, U/A/D Nov. 7, 1995 (1)(6)	793,471	1.55%	769,677	23,794	*
Trust for Jaclyn Iafrate U/A/D August 22, 1995 (1) (7)	555,429	1.09%	538,773	16,656	*
Trust for Danielle M. Iafrate, U/A/D Nov. 7, 1995 (1)(7)	555,429	1.09%	538,773	16,656	*
Trust for Anthony C. Iafrate, U/A/D Nov. 7, 1995 (1) (7)	555,429	1.09%	538,773	16,656	*
Michael D. Killgore (1)	777,102	1.52%	150,000	627,102	1.23%
Donald B. Bonaventure (1)	777,102	1.52%	150,000	627,102	1.23%
Patrick Rockford (2)	390,078	*	100,000	290,078	*
Frank Welch (2)	563,823	1.10%	75,000	488,823	*
Fortress Value Recovery Fund I (2) (8)	44,923	*	44,923	—	—
Lemmie Rockford (2)	109,862	*	71,648	38,214	*
Second City Capital Partners (2) (9)	988,753	1.94%	945,000	43,753	—
William H. Cravens (3)	116,630	*	90,000	26,630	*
Brian Pratt (4) (12) (13)	17,052,933	33.41%	1,700,000	15,352,933	30.08%
Summers Family Trust (4) (10) (13)	1,487,514	2.91%	140,000	1,347,514	2.64%
John P. Schauerman & Claudia H. Schauerman TR UA 08/10 Schauerman Family Trust (4) (11) (13)	1,406,819	2.76%	120,000	1,286,819	2.52%
Tim Healy (4) (13)	570,349	1.12%	50,000	520,349	1.02%
Alfons Theeuwes (4) (13)	276,309	*	100,000	176,309	*
Jon Bauer (5)	40,632	*	40,632	—	—
Joel Greenblatt (5)	40,632	*	40,632	—	—

*              Less than 1%.

(1)  On December 18, 2009, we acquired James Construction Group, L.L.C., or JCG, pursuant to a Membership Interest Purchase Agreement, dated November 18, 2009, and as amended.  In connection with this transaction, at closing, the sellers received a combination of cash, a promissory note and shares of our Series A Non-Voting Contingent Convertible Preferred Stock, or the Series A Preferred Stock.  The shares of Series A Preferred Stock were subsequently converted into an aggregate of 8,185,278 shares of our common stock at a conversion price per share of $7.88.  Shares of common stock were issued to certain of the selling stockholders, as follows: Michael D. Killgore (707,034 shares); Donald B. Bonaventure  (707,034 shares); Dominic Iafrate (825,849 shares); Angelo E. Iafrate (825,849 shares); Trust for Stephen M. Iafrate U/A/D Nov. 7, 1995 (688,208 shares); Trust for Dominic A. Iafrate, U/A/D Nov. 7, 1995 (688,208 shares); Trust for Jaclyn Iafrate U/A/D August 22, 2005 (481,745 shares); Trust for Danielle M. Iafrate, U/A/D Nov. 7, 1995 (481,745 shares); and Trust for Anthony C. Iafrate, U/A/D Nov. 7, 1995 (481,745 shares).

As a result of meeting a defined performance target in 2010, in the first quarter of 2011, a total of 1,095,640 additional shares of common stock were issued to the sellers at a per share price of $ 9.31.  Shares of common stock were issued to certain of the selling stockholders, as follows: Michael D. Killgore  (70,068 shares); Donald B. Bonaventure (70,068 shares); Dominic Iafrate (126,342 shares); Angelo E. Iafrate (126,342 shares); Trust for Stephen M. Iafrate U/A/D Nov. 7, 1995 (105,263 shares); Trust for Dominic A. Iafrate, U/A/D Nov. 7, 1995 (105,263 shares); Trust for Jaclyn Iafrate U/A/D August 22, 2005 (73,674 shares); Trust for Danielle M. Iafrate, U/A/D Nov. 7, 1995 (73,684 shares); and Trust for Anthony C. Iafrate, U/A/D Nov. 7, 1995 (73,684 shares).

(2)  On November 12, 2010, we acquired Rockford Holdings Corporation, or Rockford, pursuant to an Agreement and Plan of Merger, dated November 8, 2010.  In connection with this transaction, at closing, the sellers received a combination of cash, a subordinated convertible promissory note and 1,605,709 restricted shares of our common stock.  The shares of common stock were issued at a per share purchase price of $7.77.  Shares of common stock were issued to certain of the selling stockholders, as follows: Patrick Rockford (342,324 shares); Frank Welch (516,069 shares); Fortress Value Recovery Fund I (29,297 shares), Lemmie Rockford (71,648 shares) and Second City Capital Partners (644,829 shares).  Fortress Value Recovery Fund I, Lemmie Rockford and Second City Capital Partners are holders of the promissory note.

As a result of meeting a defined performance target in 2010, a total of 494,095 additional shares of common stock were issued to the sellers at a per share price of $9.31 in the first quarter of 2011.  Shares of common stock were issued to certain of the selling stockholders, as follows: Patrick Rockford (47,754 shares); Frank Welch  (47,754 shares); Fortress Value Recovery Fund I (15,626 shares), Lemmie Rockford (38,214 shares) and Second City Capital Partners (343,924 shares).

(3)  In October  2009, we acquired certain assets and assumed certain liabilities of Cravens Partners, Ltd. and certain related entities, or Cravens, pursuant to an Asset Purchase Agreement, dated October 3, 2009.  In connection with this transaction, William H. Cravens, a selling stockholder, received a combination of cash and 139,082 shares of our common stock.  The shares of common stock were issued at a per share purchase price of $7.19.  An additional 74,906 shares of common stock were issued to Mr. Cravens in March 2010 after Cravens met a 2009 defined performance target at a per share purchase price of $8.01.

(4) On July 31, 2008, we completed the transactions related to an Agreement and Plan of Merger, dated February 19, 2008, or the Merger Agreement, with Primoris Corporation, a privately held Nevada corporation, or Former Primoris, and certain stockholders of Former Primoris.  In connection with the transaction, at closing, holders of all of the issued and outstanding shares of common stock of Former Primoris and two foreign managers of Former Primoris which we refer to collectively as the “Former Primoris Holders,” received an aggregate of 24,094,800 shares of our common stock at the closing of the merger at a per share purchase price of $7.23.  Shares of common stock were issued to certain of the selling stockholders, as follows: Brian Pratt (14,072,400 shares); Summers Family Trust (1,225,800 shares); Schauerman Family Trust (1,161,000 shares); Tim Healy (469,800 shares); and Alfons Theeuwes (351,000 shares).

In accordance with the Merger Agreement, in March 2009 and 2010, the Former Primoris Holders were issued a total of 5,000,000 additional shares of our common stock for achieving specified financial milestones for 2008 and 2009.  Shares of common stock were issued to the selling stockholders, as follows: Brian Pratt (2,920,216 shares); Summers Family Trust (254,372 shares); Schauerman Family Trust (240,924 shares); Tim Healy (97,490 shares); and Alfons Theeuwes (72,838 shares).

(5) In April 2006, we issued 1,125,000 shares of our common stock to certain individuals for approximately $25,000 or $0.02 per share.  In connection with this transaction, we issued 40,632 shares to Jon Bauer.  In connection with the transactions related to the July 31, 2008 merger with Former Primoris, we issued warrants to purchase up to 61,182 shares of common stock to Jon Bauer and to an entity controlled by Joel Greenblatt, with an exercise price of $1.10 per warrant.  Mr. Bauer was one of our directors prior to the July 31, 2008 merger and resigned as a director at the time of the merger.  Mr. Greenblatt formerly served as a special advisor to us.

(6)  Dominic Iafrate has power to vote and dispose of the shares that this selling stockholder owns.

(7) Angelo E. Iafrate has power to vote and dispose of the shares that this selling stockholder owns.

(8) Doug Cardoni has power to vote and dispose of the shares that this selling stockholder owns.  Fortress Capital Formation LLC, a registered broker-dealer is an affiliate of this selling stockholder. As such, they are acting as underwriters with respect to the shares they are offering for resale pursuant to this prospectus and the applicable prospectus supplement. These shares were purchased in the ordinary course of business and at the time of the purchase of these shares there were no agreements or understandings, directly or indirectly, with any person to distribute these shares of common stock.

(9) Jamie Farrar has power to vote and dispose of the shares that this selling stockholder owns.

(10) Includes 1,462,367 shares held directly by the Summers Family Trust.  Scott E. Summers has power to vote and dispose of the shares that this selling stockholder owns as trustee of the trust, 7,342 shares of common stock are owned directly by Mr. Summers, and 17,805 shares of common stock are held by Mr. Summers’ children’s trusts: 1) Patrick Summers, Trustee of the Christen Leigh Summers Trust 12/17/09; 2) Patrick Summers, Trustee of the Briana Lynn Summers Trust 12/17/09; and 3) Patrick Summers, Trustee of the Danielle June Summers Trust 12/22/09.  Patrick Summers is the brother of Scott E. Summers.

(11) Includes 1,384,509 shares held directly by John P. Schauerman & Claudia H. Schauerman TR UA 08/10 Schauerman Family Trust.  John P. Schauerman and Claudia H. Schauerman have power to vote and dispose of the shares that this selling stockholder owns.  22,310 shares are held directly by Mr. Schauerman.

(12) Includes 16,955,123 shares of Common Stock held directly by Brian Pratt and indirectly by Barbara Pratt, as the spouse of Mr. Pratt, and 97,810 shares of Common Stock owned directly by Ms. Pratt and indirectly by Mr. Pratt.

(13) Our Long-Term Retention Plan provides certain management employees the opportunity to purchase our common stock with a defined portion of their annual incentive compensation at a discount to the market price. For 2011, purchases were made at a price per share of $6.81, which was a 25% reduction to the average closing price during January 2011.  Shares cannot be sold prior to October 25, 2011.  Pursuant to the Plan, shares of common stock were purchased by certain of the selling stockholders, as follows:  Brian Pratt (6,118 shares); Scott E. Summers (7,342 shares); John P. Schauerman (4,895 shares); Tim Healy (3,059 shares) and Alfons Theeuwes (3,671 shares).

Certain Relationships and Material Transactions

Certain of the selling stockholders identified in this prospectus have had material relationships with us during the past three years as follows.

Some of the selling stockholders  currently serve on our board of directors and/or serve as our executive officers:

•      Brian Pratt has been a Director and our Chairman as well as our President and Chief Executive Officer since July 2008.  In connection with the July 2008 merger of Former Primoris and Rhapsody Acquisition Corp, Mr. Pratt entered into an employment agreement with us, pursuant to which he will serve as our Chief Executive Officer for an initial term of five years.

•      In connection with the July 2008 merger of Former Primoris and Rhapsody Acquisition Corp, John P. Schauerman entered into an employment agreement with us, pursuant to which he agreed to serve as our Chief Financial Officer for an initial term of five years.  Effective February 6, 2009, Mr. Schauerman was named as our Executive Vice President, Corporate Development.  Mr. Schauerman has also served as a Director since July 2008.

•      Michael D. Killgore has served as our Executive Vice President, Director of Construction Services since March 2010, and has served as a director since the JCG acquisition in December 2009.  In connection with the JCG acquisition, Mr. Killgore entered into an employment agreement with JCG, pursuant to which he will serve as the president of JCG for an initial term of five years.

•      Alfons Theeuwes has served as our Senior Vice President, Finance and Accounting, since February 2008.  In connection with the July 2008 merger of Former Primoris and Rhapsody Acquisition Corp, Mr. Theeuwes entered into an employment agreement with us, pursuant to which he will serve as our Senior Vice President, Finance and Accounting for an initial term of five years.

Also on July 31, 2008, certain of our stockholders formed a group which we collectively refer to as the “Control Group”, for purposes of voting shares of our common stock.  Certain of our stockholders granted revocable proxies to vote their shares of common stock in favor of Brian Pratt for the purpose of enabling us to take advantage of certain exemptions from the NASDAQ listing standards available to a “Controlled Company,” or a company for which more than 50% of the voting power is held by an individual, a group or another company.  Effective as of June 7, 2011, the Control Group was terminated.  Brian Pratt, Scott Summers, John Schauerman and Tim Healy (or their affiliates) are each former members of the Control Group and are selling stockholders identified in this prospectus.

We entered into various transactions with certain affiliates of our majority stockholder, Chief Executive Officer, President and Chairman of the Board, Brian Pratt.  These affiliates include: (i) Stockdale Investment Group, Inc., or SIGI, in which Mr. Pratt holds a majority interest and serves as the chairman and a director, and (ii) Pluris, LLC, a private company in which Brian Pratt holds the majority interest.  We lease certain of our facilities and equipment from SIGI.  These leases are at market rates and are on similar terms as negotiated with an independent third party.  We lease properties from SIGI located in Bakersfield, Pittsburg and San Dimas, California, and in Pasadena, Texas.  During the years ended December 31, 2010, 2009 and 2008, we paid $892,000, $834,000 and $747,000, respectively, in lease payments to SIGI for the use of these properties.  Prior to July 2008, we leased certain construction equipment from SIGI.  During the year ended December 31, 2008, we paid $175,000 in lease payments to SIGI for the use of this equipment.  We purchased the equipment from SIGI in July 2008 for a purchase price of $1,135,000.  The purchase price was determined using a fair market value appraisal by an independent third party.  We leased an airplane from SIGI for business use.  During the years ended December 31, 2009 and 2008, we paid $70,000 and $239,000, respectively, in lease payments to SIGI for the use of the airplane.  This lease commenced on May 1, 2004 and was terminated on March 31, 2009, when SIGI sold the airplane.

In 2010, we entered into a $6.0 million agreement with Pluris LLC to construct a wastewater facility.

JCG and Angelo Iafrate Construction Company (AICC), a related party to Dominic Iafrate and Angelo E. Iafrate, had a revolving credit agreement with a bank that allowed for an aggregate limit on borrowing of $31,000,000.  The credit agreement expired on February 28, 2010. During the time from the acquisition of JCG on December 18, 2009 through the expiration of the credit agreement, there were no borrowings on the agreement.

In connection with the merger with Rockford, Frank Welch and Patrick Rockford entered into employment and noncompetition agreements with us, effective as of the closing date.

PLAN OF DISTRIBUTION

Offering by Selling Stockholders

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling such shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  one or more underwritten offerings on a firm commitment or best efforts basis;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell such shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or another applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  In no event shall any broker-dealer receive fees, commissions or markups which, in the aggregate, would exceed eight percent (8%) of the gross proceeds received by the selling stockholders for the sale of securities hereunder.

Pursuant to the previously described registration rights agreements entered into with, among others, the selling stockholders, we are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify certain of the selling stockholders (as well as persons, including broker-dealers or agents deemed to be “underwriters” within the meaning of the Securities Act) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders.  If we are notified by the selling stockholders that any material arrangement has been entered into with any underwriters or broker-dealers for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Primoris Services Corporation.  In addition, all of the documents incorporated by reference into this prospectus may be accessed via the Internet at our website: www.primoriscorp.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  You should read the information incorporated by reference because it is an important part of this prospectus.  We incorporate by reference the following information or documents that we have filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 16, 2011;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 10, 2011;

•                  our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 6, 2011, January 25, 2011, May 12, 2011 and July 1, 2011; and

•                  the description of our common stock in our Registration Statement on Form 8-A, as filed with the SEC on July 31, 2008 (File No. 001-34145), including any amendments or reports filed for purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.  Information in such future filings updates and supplements the information provided in this prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents.  You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Primoris Services Corporation

2100 McKinney Avenue

Suite 1500

Dallas, Texas 75201

Attention: Investor Relations

(214) 740-5600

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Baker & Hostetler LLP, Los Angeles, California.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this prospectus by reference to our Current Reports on Form 8-K and Form 8-K/A filed on November 18, 2010 and January 25, 2011 have been so incorporated in reliance on the report of KPMG LLP, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PRIMORIS SERVICES CORP.

8,820,784

Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

                   , 2011

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered.  All amounts are estimated except the SEC registration filing fee.  All of the expenses below will be paid by us.

Description	Amount to be Paid

SEC registration fee	$12,299.36
NASDAQ Global Select Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Printing and related expenses	*
Miscellaneous	*

TOTAL	*

*                                         Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings.  The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3.  An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

Our certificate of incorporation contains a provision that limits the personal liability of each of our directors for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  This provision may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders and us.

Our certificate of incorporation further provides that we shall, to the full extent permitted by Section145 of the DGCL, indemnify all persons whom we may indemnify pursuant thereto.  This provision requires us to indemnify our officers and directors in circumstances in which indemnification would otherwise be discretionary on our part.

Our bylaws provide that we shall, to the fullest extent and in the manner permitted by the DGCL, indemnify and hold harmless each of our directors and officers who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.  In addition, our bylaws provide that we are required to indemnify a person in connection with a proceeding initiated by such person only if our board of directors authorized the proceeding.

Further, our bylaws provide that we have the power, to the fullest extent and in the manner permitted by the DGCL, to indemnify and hold harmless each of our employees and agents who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the registrant or is or was serving at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.

Our bylaws further provide that we must pay the expenses incurred by any officer or director, and may pay the expenses incurred by any employee or agent, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should ultimately be determined that he or she is not entitled to be indemnified by the registrant.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate

At present, there is no pending litigation or proceeding involving any of the registrant’s directors or executive officers as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

We maintain an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits.

Exhibit
Number	Description of the Document

3.1	Fourth Amended and Restated Certificate of Incorporation of Primoris Services Corporation (1)

3.2	Amended and Restated Bylaws of Primoris Services Corporation (2)

3.3	Certificate of Designations, Powers, Preferences and Rights of the Series A Non-Voting Contingent Convertible Preferred Stock of Primoris Services Corporation, dated December 14, 2009 (3)

4.1	Form of Specimen Common Stock Certificate (4)

5.1	Opinion of Baker & Hostetler LLP (5)

23.1	Consent of Moss Adams LLP

23.2	Consent of KPMG LLP

23.3	Consent of Baker & Hostetler LLP (included in Exhibit 5.1) (5)

24.1	Power of Attorney (included on signature page) (6)

(1)          Filed as an exhibit to our Quarterly Report on Form 10-Q (File No. 001-34145), as filed with the SEC on August 12, 2009, and which is incorporated herein by reference.

(2)          Filed as an exhibit to our Current Report on Form 8-K (File No. 001-34145), as filed with the SEC on August 6, 2008, and which is incorporated herein by reference.

(3)          Filed as exhibit to our Current Report on Form 8-K (File No. 001-34145), as filed with the SEC on December 17, 2009, and which is incorporated herein by reference.

(4)          Filed as an exhibit to our Registration Statement on Form S-1 (Registration No. 333-134694), as filed with the SEC on June 2, 2006, and which is incorporated herein by reference.

(5)   Filed as an exhibit to this Registration Statement on Form S-3 (Registration No. 333-174602), as filed with the SEC on July 1, 2011, and which is incorporated herein by reference.

(6)   Included in the signature page to this Registration Statement on Form S-3 (Registration No. 333-174602), as filed with the SEC on May 27, 2011.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 11, 2011.

PRIMORIS SERVICES CORPORATION

By:	/s/ BRIAN PRATT
Brian Pratt
Chief Executive Officer and President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN PRATT	Chief Executive Officer, President and Chairman
Brian Pratt	of the Board of Directors	July 11, 2011
(Principal Executive Officer)
/s/ PETER J. MOERBEEK	Chief Financial Officer, Executive Vice President,
Peter J. Moerbeek	and Director	July 11, 2011
(Principal Financial and Accounting Officer)
*	Director
John P. Schauerman		July 11, 2011

*	Director
Eric S. Rosenfeld		July 11, 2011

*	Director
Stephen C. Cook		July 11, 2011

*	Director
Thomas E. Tucker		July 11, 2011

*	Director
Robert A. Tinstman		July 11, 2011

*	Director
Peter C. Brown		July 11, 2011

*	Director
Michael D. Killgore		July 11, 2011

*	By:	/s/ Brian Pratt
Brian Pratt

EXHIBIT INDEX

Exhibit
Number	Description of the Document

3.1	Fourth Amended and Restated Certificate of Incorporation of Primoris Services Corporation (1)

3.2	Amended and Restated Bylaws of Primoris Services Corporation (2)

3.3	Certificate of Designations, Powers, Preferences and Rights of the Series A Non-Voting Contingent Convertible Preferred Stock of Primoris Services Corporation, dated December 14, 2009 (3)

4.1	Form of Specimen Common Stock Certificate (4)

5.1	Opinion of Baker & Hostetler LLP (5)

23.1	Consent of Moss Adams LLP

23.2	Consent of KPMG LLP

23.3	Consent of Baker & Hostetler LLP (included in Exhibit 5.1) (5)

24.1	Power of Attorney (included on signature page) (6)

(1)          Filed as an exhibit to our Quarterly Report on Form 10-Q (File No. 001-34145), as filed with the SEC on August 12, 2009, and which is incorporated herein by reference.

(2)          Filed as an exhibit to our Current Report on Form 8-K (File No. 001-34145), as filed with the SEC on August 6, 2008, and which is incorporated herein by reference.

(3)          Filed as exhibit to our Current Report on Form 8-K (File No. 001-34145), as filed with the SEC on December 17, 2009, and which is incorporated herein by reference.

(4)          Filed as an exhibit to our Registration Statement on Form S-1 (Registration No. 333-134694), as filed with the SEC on June 2, 2006, and which is incorporated herein by reference.

(5)   Filed as an exhibit to this Registration Statement on Form S-3 (Registration No. 333-174602), as filed with the SEC on July 1, 2011, and which is incorporated herein by reference.

(6)   Included in the signature page to this Registration Statement on Form S-3 (Registration No. 333-174602), as filed with the SEC on May 27, 2011.